AMENDMENT TO PARTICIPATION AGREEMENT AMONG

                      VARIABLE INSURANCE PRODUCTS FUND II

                       FIDELITY DISTRIBUTORS CORPORATION

                                      and

               RELIASTAR BANKERS SECURITY LIFE INSURANCE COMPANY

        WHEREAS, RELIASTAR BANKERS SECURITY LIFE INSURANCE COMPANY (the "Company"), VARIABLE INSURANCE PRODUCTS FUND II (the "Fund") and FIDELITY DISTRIBUTORS CORPORATION have previously entered into a Participation Agreement (the "Agreement") containing, among other things, certain arrangements concerning the formats in which the Company can receive Fund prospectuses and Statements of Additional Information; and

        WHEREAS, the Company desires to receive electronic versions of the Fund's prospectus and Statement of Additional Information and supplements thereto;

        NOW, THEREFORE, the parties do hereby agree to amend the Agreement to add the following to the provisions of Article III:

        The Company may also choose to receive the Fund's prospectus and Statement of Additional Information in electronic format. The file format shall be such as may be mutually agreed to by the Fund and the Company from time to time. The Company shall make no changes whatsoever to the file, or to the material constituting the printed output of the file, unless such changes shall have been approved in writing by the Fund or its designee. The Company shall be responsible for compliance with all regulatory requirements related to delivery of electronic prospectuses, including, without limitation, the 1940 Act, the 1933 Act, and related SEC releases.

        IN WITNESS WHEREOF we have set our hand as of the 24th day of July, 1997.

        RELIASTAR BANKERS SECURITY LIFE INSURANCE COMPANY

        By:  /s/ Wayne R. Huneke
            ----------------------------------

        Name: Wayne R. Huneke
              --------------------------------

        Title:  Vice President
               -------------------------------

        VARIABLE INSURANCE PRODUCTS FUND II    FIDELITY DISTRIBUTORS CORPORATION

        By: /s/ J. Gary Burkhead               By: /s/ Paul J. Hondros
           -----------------------------          -------------------------
           J. Gary Burkhead                       Paul J. Hondros
           Senior Vice President                  President

                                 AMENDMENT NO. 3


         Amendment to the Participation Agreement among ReliaStar Life Insurance Company of New York (formerly ReliaStar Bankers Security Life Insurance Company) (the "Company"), Variable Insurance Products Fund II (the "Fund") and Fidelity Distributors Corporations (the "Underwriter") dated March 9, 1995 (the "Agreement").

1) Paragraph 1 on page 1 of the Agreement is hereby amended by inserting the Company's present name, "ReliaStar Life Insurance Company of New York," in place of its former name.

2) Schedule A is hereby revised to read as follows:

                                   SCHEDULE A
                                    CONTRACTS
                                February 18, 1998

                                                   Policy Form Numbers of
Name of Separate Account and                       Contracts Funded by
Date Established by Board of Directors             Separate Account
Separate Account M -- 3/81                         B-ORD-1928-90
Separate Account P -- 12/81
Separate Account Q -- 9/82
ReliaStar Life Insurance Company of New York
   Variable Life Separate Account I -- 3/82        85-251; 85-438

3) Schedule C is hereby revised to read as follows:

                                   SCHEDULE C
                                December 20, 1996

         Other investment companies currently available under variable annuities or variable life insurance issued by the Company:

         Oppenheimer Variable Account Funds

         Alliance Capital Management Funds

         USLICO   Series Fund (an in-house  fund that supports ReliaStar Bankers
                                    Security life  Insurance Company's and
                                    United Services Life Insurance Company's variable life insurance products.)

         Putnam Capital Manager Trust Funds

         Northstar Variable Trust Portfolios

         OCC Accumulation Trust Portfolios

         Neuberger&Berman Advisors Management Trust Portfolios

         Janus Aspen Series Portfolios

         The Alger American Fund Portfolios


         IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of March 3, 1998.


                                    ReliaStar Life Insurance Company of New York

                                    By:

                                    Name:   Stewart D. Gregg

                                    Title:  Assistant Secretary


                                    Variable Insurance Products Fund II

                                    By:

                                    Name:

                                    Title:


                                    Fidelity Distributors Corporation

                                    By:

                                    Name:

                                    Title: